NEWS RELEASE
For information contact:
Kevin B. Habicht
Chief Financial Officer
(407) 265-7348    FOR IMMEDIATE RELEASE
November 3, 2016

THIRD QUARTER 2016 OPERATING RESULTS AND 2017 GUIDANCE
ANNOUNCED BY NATIONAL RETAIL PROPERTIES, INC.

Orlando, Florida, November 3, 2016 – National Retail Properties, Inc. (NYSE: NNN), a real estate investment trust, today announced its operating results for the quarter and nine months ended September 30, 2016. Highlights include:

Operating Results:

•	Revenues and net earnings, FFO, Core FFO and AFFO available to common stockholders and diluted per share amounts:

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(in thousands, except per share data)
Revenues	$134,541	$123,143	$392,448	$356,537

Net earnings available to common stockholders	$41,925	$46,339	$146,833	$128,789
Net earnings per common share	0.28	0.34	1.02	0.96

FFO available to common stockholders	$81,226	$77,940	$241,827	$221,873
FFO per common share	$0.55	$0.58	$1.68	$1.66

Core FFO available to common stockholders	$87,204	$77,993	$251,926	$222,510
Core FFO per common share	$0.59	$0.58	$1.75	$1.67

AFFO available to common stockholders	$89,367	$79,516	$257,648	$226,819
AFFO per common share	$0.61	$0.59	$1.79	$1.70

Third Quarter 2016 Highlights:

•	Core FFO per share increased 1.7% over prior year results

•	AFFO per share increased 3.4% over prior year results

•	Portfolio occupancy was 99.0% at September 30, 2016 as compared to 99.1% at June 30, 2016 and March 31, 2016

•	Invested $127.8 million in property investments, including the acquisition of 38 properties with an aggregate 350,000 square feet of gross leasable area at an initial cash yield of 7.1%

•	Sold seven properties for $10.6 million producing $4.5 million of gains on sales

•	Raised $56.8 million net proceeds from the issuance of 1,117,897 common shares

•	In October 2016, the company raised $334.3 million in net proceeds from the issuance of 13,800,000 depositary shares representing interests in its 5.20% Series F preferred stock

Highlights for the nine months ended September 30, 2016:

•	Core FFO per share increased 4.8% over prior year results

•	AFFO per share increased 5.3% over prior year results

•	Invested $596.5 million in 249 properties with an aggregate 2,036,000 square feet of gross leasable area at an initial cash yield of 6.9%

•	Sold 24 properties for $83.1 million producing $22.6 million of gains on sales

•	Raised $273.1 million in net proceeds from the issuance of 5,880,862 common shares

The company also announced 2017 FFO guidance of $2.42 to $2.48 per share and estimated 2017 AFFO to be $2.46 to $2.52 per share. This FFO guidance equates to net earnings before any gains or losses from the sale of real estate, impairment charges or severance charges of $1.37 to $1.43 per share plus $1.05 per share of expected real estate related depreciation and amortization. The guidance is based on current plans, assumptions, and estimates and is subject to the risks and uncertainties more fully described in this press release and the company's reports filed with the Securities and Exchange Commission.

Craig Macnab, Chief Executive Officer, commented: "Strong acquisition activity in 2016 will support continued growth in per share results in 2016 and 2017. Our recent issuance of 5.20% preferred shares marks the second lowest preferred dividend rate in the REIT industry and is consistent with our long-term conservative positioning of our balance sheet."

National Retail Properties invests primarily in high-quality retail properties subject generally to long-term, net leases. As of September 30, 2016, the company owned 2,485 properties in 48 states with a gross leasable area of approximately 26.6 million square feet and with a weighted average remaining lease term of 11.5 years. For more information on the company, visit www.nnnreit.com.

Management will hold a conference call on November 3, 2016, at 10:30 a.m. ET to review these results. The call can be accessed on the National Retail Properties web site live at http://www.nnnreit.com. For those unable to listen to the live broadcast, a replay will be available on the company’s web site. In addition, a summary of any earnings guidance given on the call will be posted to the company’s web site.

Statements in this press release that are not strictly historical are “forward-looking” statements. These statements generally are characterized by the use of terms such as "believe," "expect," "intend," "may," "estimated," or other similar words or expressions. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the preferences and financial condition of the company's tenants, the availability of capital, risks related to the company's status as a REIT and the profitability of the company’s taxable subsidiary. Additional information concerning these and other factors that could cause actual results to differ materially from these forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (“SEC”) filings, including, but not limited to, the company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the company or the SEC. Such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. National Retail Properties, Inc. undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

The reported results are preliminary and not final and there can be no assurance that the results will not vary from the final information filed on Form 10-Q with the SEC for the quarter and nine months ended September 30, 2016. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

Funds From Operations, commonly referred to as FFO, is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and is used by the company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses), any applicable taxes and noncontrolling interests on the disposition of certain assets, the company’s share of these items from the company’s unconsolidated partnerships and any impairment charges on a depreciable real estate asset.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to FFO, as defined by NAREIT, is included in the financial information accompanying this release.

Core Funds From Operations (“Core FFO”) is a non-GAAP measure of operating performance that adjusts FFO to eliminate the impact of certain GAAP income and expense amounts that the company believes are infrequent and unusual in nature and/or not related to its core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the REIT industry, and management believes that presentation of Core FFO provides investors with a potential metric to assist in their evaluation of the company’s operating performance across multiple periods and in comparison to the operating performance of its peers because it removes the effect of unusual items that are not expected to impact the company’s operating performance on an ongoing basis. Core FFO is used by management in evaluating the performance of the company’s core business operations and is a factor in determining management compensation. Items included in calculating FFO that may be excluded in calculating Core FFO may include items like transaction related gains, income or expense, impairments on land or commercial mortgage residual interests, preferred stock redemption costs or other non-core amounts as they occur. The company’s computation of Core FFO may differ from the methodology for calculating Core FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to Core FFO is included in the financial information accompanying this release.

Adjusted Funds From Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. AFFO adjusts FFO for certain non-cash items that reduce or increase net income in accordance with GAAP. AFFO should not be considered an alternative to net earnings, as an indication of the company's performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers AFFO a useful supplemental measure of the company’s performance. The company’s computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to AFFO is included in the financial information accompanying this release.

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Income Statement Summary

Revenues:
Rental and earned income	$130,603	$118,889	$380,007	$344,177
Real estate expense reimbursement from tenants	3,413	3,469	10,251	10,307
Interest and other income from real estate transactions	141	345	905	721
Interest income on commercial mortgage residual interests	384	440	1,285	1,332
	134,541	123,143	392,448	356,537

Operating expenses:
General and administrative	9,116	8,643	27,100	25,078
Real estate	4,942	4,782	14,297	14,199
Depreciation and amortization	38,970	33,607	110,114	99,950
Impairment – commercial mortgage residual interests valuation	5,978	53	6,830	481
Impairment losses – real estate and other charges, net of recoveries	4,917	(3)	10,949	3,711
	63,923	47,082	169,290	143,419

Other expenses (revenues):
Interest and other income	(17)	(20)	(108)	(67)
Interest expense	24,257	21,996	71,923	65,460
Real estate acquisition costs	111	199	520	894
	24,351	22,175	72,335	66,287

Income tax expense	—	(545)	—	(491)

Earnings before gain on disposition of real estate, net of income tax expense	46,267	53,341	150,823	146,340

Gain on disposition of real estate, net of income tax expense	4,505	1,914	22,558	9,145

Earnings including noncontrolling interests	50,772	55,255	173,381	155,485

Loss (earnings) attributable to noncontrolling interests	12	(57)	28	(120)

Net earnings attributable to NNN	50,784	55,198	173,409	155,365
Series D preferred stock dividends	(4,762)	(4,762)	(14,285)	(14,285)
Series E preferred stock dividends	(4,097)	(4,097)	(12,291)	(12,291)
Net earnings available to common stockholders	$41,925	$46,339	$146,833	$128,789

Weighted average common shares outstanding:
Basic	146,111	133,893	143,475	132,950
Diluted	146,682	134,246	144,036	133,306

Net earnings per share available to common stockholders:
Basic	0.29	0.34	1.02	0.96
Diluted	0.28	0.34	1.02	0.96

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Funds From Operations (FFO) Reconciliation:
Net earnings available to common stockholders	$41,925	$46,339	$146,833	$128,789
Real estate depreciation and amortization	38,889	33,513	109,872	99,626
Gain on disposition of real estate, net of income tax and noncontrolling interest	(4,505)	(1,914)	(22,558)	(9,092)
Impairment losses – depreciable real estate, net of recoveries and income tax	4,917	2	7,680	2,550
Total FFO adjustments	39,301	31,601	94,994	93,084
FFO available to common stockholders	$81,226	$77,940	$241,827	$221,873

FFO per common share:
Basic	$0.56	$0.58	$1.69	$1.67
Diluted	$0.55	$0.58	$1.68	$1.66

Core Funds from Operations Reconciliation:
Net earnings available to common stockholders	$41,925	$46,339	$146,833	$128,789
Total FFO adjustments	39,301	31,601	94,994	93,084
FFO available to common stockholders	81,226	77,940	241,827	221,873

Impairment – commercial mortgage residual interests valuation	5,978	53	6,830	481
Impairment losses – non-depreciable real estate and other charges	—	—	—	156
Bad debt expense – loans	—	—	3,269	—
Total Core FFO adjustments	5,978	53	10,099	637
Core FFO available to common stockholders	$87,204	$77,993	$251,926	$222,510

Core FFO per common share:
Basic	$0.60	$0.58	$1.76	$1.67
Diluted	$0.59	$0.58	$1.75	$1.67

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Adjusted Funds From Operations (AFFO) Reconciliation:
Net earnings available to common stockholders	$41,925	$46,339	$146,833	$128,789
Total FFO adjustments	39,301	31,601	94,994	93,084
Total Core FFO adjustments	5,978	53	10,099	637
Core FFO available to common stockholders	87,204	77,993	251,926	222,510

Straight line accrued rent	178	179	21	161
Net capital lease rent adjustment	362	270	1,055	946
Below market rent amortization	(659)	(675)	(2,180)	(2,375)
Stock based compensation expense	2,698	2,434	8,069	7,210
Capitalized interest expense	(416)	(685)	(1,243)	(1,633)
Total AFFO adjustments	2,163	1,523	5,722	4,309
AFFO available to common stockholders	$89,367	$79,516	$257,648	$226,819

AFFO per common share:
Basic	$0.61	$0.59	$1.80	$1.71
Diluted	$0.61	$0.59	$1.79	$1.70

Other Information:
Percentage rent	$321	$331	$959	$628
Amortization of debt costs	$763	$719	$2,276	$2,142
Scheduled debt principal amortization (excluding maturities)	$135	$390	$527	$1,209
Non-real estate depreciation expense	$84	$100	$250	$340

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

2016 Earnings Guidance:
Core FFO guidance for 2016 is $2.32 to $2.35 per share before any impairment expense. The 2016 AFFO is estimated to be $2.37 to $2.40 per share. The FFO guidance equates to net earnings before any impairments or gains or losses from the sale of real estate of $1.30 to $1.33 per share, plus $1.02 per share of expected real estate depreciation and amortization. The guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the company's reports filed with the Securities and Exchange Commission.

2016 Guidance
Net earnings per common share before any impairment charges or gains (losses) on sale of real estate	$1.30 - $1.33 per share
Real estate depreciation and amortization per share	$1.02 per share
Core FFO per share	$2.32 - $2.35 per share
AFFO per share	$2.37 - $2.40 per share
G&A expenses	$36.1 Million
Real estate expenses, net of tenant reimbursements	$6.0 - $6.5 Million
Acquisition volume	$700 - $800 Million
Disposition volume	$90 - $100 Million

2017 Earnings Guidance:
Core FFO guidance for 2017 is $2.42 to $2.48 per share before any impairment or severance expense. The 2017 AFFO is estimated to be $2.46 to $2.52 per share. The FFO guidance equates to net earnings before any impairments, gains or losses from the sale of real estate or severance charges of $1.37 to $1.43 per share, plus $1.05 per share of expected real estate depreciation and amortization. The guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the company's reports filed with the Securities and Exchange Commission.

2017 Guidance
Net earnings per common share before any impairment charges, gains (losses) on sale of real estate or severance charges	$1.37 - $1.43 per share
Real estate depreciation and amortization per share	$1.05 per share
Core FFO per share	$2.42 - $2.48 per share
AFFO per share	$2.46 - $2.52 per share
G&A expenses (excluding severance charges)	$34 - $35 Million
Real estate expenses, net of tenant reimbursements	$6.0 - $6.5 Million
Acquisition volume	$500 - $600 Million
Disposition volume	$80 - $120 Million

National Retail Properties, Inc. (in thousands) (unaudited)

	September 30, 2016	December 31, 2015
Balance Sheet Summary

Assets:
Cash and cash equivalents	$5,916	$13,659
Restricted cash and cash held in escrow	—	601
Receivables, net of allowance	2,473	3,344
Mortgages, notes and accrued interest receivable, net of allowance	4,925	8,688
Real estate portfolio:
Accounted for using the operating method, net of accumulated depreciation and amortization	5,677,881	5,224,089
Accounted for using the direct financing method	13,464	14,518
Real estate held for sale	29,234	64,851
Accrued rental income, net of allowance	24,915	25,529
Debt costs, net of accumulated amortization	3,055	4,003
Commercial mortgage residual interests	189	11,115
Other assets	94,311	89,647
Total assets	$5,856,363	$5,460,044

Liabilities:
Line of credit payable	$184,200	$—
Mortgages payable, including unamortized premium and net of unamortized debt costs	16,732	23,964
Notes payable, net of unamortized discount and unamortized debt costs	1,954,244	1,951,980
Accrued interest payable	32,792	20,113
Other liabilities	89,315	121,594
Total liabilities	2,277,283	2,117,651

Stockholders' equity of NNN	3,578,849	3,342,134
Noncontrolling interests	231	259
Total equity	3,579,080	3,342,393

Total liabilities and equity	$5,856,363	$5,460,044

Common shares outstanding	147,123	141,008

Gross leasable area, Property Portfolio (square feet)	26,640	24,964

National Retail Properties, Inc. Debt Summary As of September 30, 2016 (in thousands) (unaudited)
Unsecured Debt	Principal	Principal, Net of Unamortized Discount	Stated Rate	Effective Rate	Maturity Date
Line of credit payable	$184,200	$184,200	L + 92.5 bps	1.449%	January 2019

Unsecured notes payable:
2017	250,000	249,878	6.875%	6.924%	October 2017
2021	300,000	297,657	5.500%	5.689%	July 2021
2022	325,000	321,798	3.800%	3.985%	October 2022
2023	350,000	348,207	3.300%	3.388%	April 2023
2024	350,000	349,436	3.900%	3.924%	June 2024
2025	400,000	399,111	4.000%	4.029%	November 2025
Total	1,975,000	1,966,087

Total unsecured debt (1)	$1,975,000	$1,966,087

Debt costs		(17,782)
Accumulated amortization		5,939
Debt costs, net of accumulated amortization		(11,843)
Notes payable, net of unamortized discount and unamortized debt costs		$1,954,244

(1) Unsecured notes payable have a weighted average interest rate of 4.5% and a weighted maturity of 6.2 years

Mortgages Payable	Principal Balance	Interest Rate	Maturity Date
Mortgage(1)	$14,132	5.230%	July 2023
Mortgage(3)	2,714	6.400%	February 2017
	$16,846	(2)

Debt costs	(226)
Accumulated amortization	112
Debt costs, net of accumulated amortization	(114)
Mortgages payable, including unamortized premium and net of unamortized debt costs	$16,732

(1) Includes unamortized premium
(2) Mortgages payable have a weighted average interest rate of 5.4% and a weighted average maturity of 5.7 years
(3) Mortgage was paid off in October 2016

National Retail Properties, Inc.
Property Portfolio

Top 20 Lines of Trade

		As of September 30,
	Line of Trade	2016(1)	2015(2)
1.	Convenience stores	16.4%	16.8%
2.	Restaurants – full service	12.3%	11.2%
3.	Restaurants – limited service	7.6%	7.0%
4.	Automotive service	6.8%	6.9%
5.	Family entertainment centers	5.8%	5.4%
6.	Theaters	5.0%	5.1%
7.	Health and fitness	4.5%	3.6%
8.	Automotive parts	4.0%	4.3%
9.	Recreational vehicle dealers, parts and accessories	3.4%	3.6%
10.	Banks	3.2%	3.5%
11.	Sporting goods	2.6%	3.3%
12.	Wholesale clubs	2.4%	2.7%
13.	Medical service providers	2.4%	2.2%
14.	Drug stores	2.1%	2.4%
15.	Consumer electronics	2.0%	2.2%
16.	Travel plazas	2.0%	2.2%
17.	Furniture	1.9%	1.1%
18.	General merchandise	1.9%	2.0%
19.	Home improvements	1.9%	1.8%
20.	Home furnishings	1.7%	1.9%
	Other	10.1%	10.8%
	Total	100.0%	100.0%

Top 10 States

	State	% of Total(1)		State	% of Total(1)
1.	Texas	18.7%	6.	Indiana	4.3%
2.	Florida	9.2%	7.	Georgia	4.2%
3.	Ohio	5.8%	8.	Virginia	3.6%
4.	Illinois	5.2%	9.	Alabama	3.0%
5.	North Carolina	4.9%	10.	Tennessee	2.9%

(1)	Based on the annualized base rent for all leases in place as of September 30, 2016.

(2)	Based on the annualized base rent for all leases in place as of September 30, 2015.

National Retail Properties, Inc.
Property Portfolio

Top Tenants ( ≥ 2.0%)

	Properties	% of Total (1)
Sunoco	125	5.5%
Mister Car Wash	92	4.2%
LA Fitness	26	3.9%
Camping World	32	3.4%
Couche-Tard (Pantry)	86	3.4%
7-Eleven	77	3.3%
SunTrust	121	3.1%
AMC Theatre	17	2.9%
Bell American (Taco Bell)	115	2.8%
Chuck E. Cheese's	53	2.6%
BJ's Wholesale Club	8	2.4%
Frisch's Restaurant	74	2.3%
Gander Mountain	12	2.2%
Bob Evans	117	2.0%
Best Buy	19	2.0%

Lease Expirations(2)

	% of Total(1)	# of Properties	Gross Leasable Area (3)		% of Total(1)	# of Properties	Gross Leasable Area (3)
2016	0.2%	8	116,000	2022	5.8%	103	1,301,000
2017	1.8%	39	721,000	2023	2.6%	86	1,016,000
2018	3.3%	91	1,185,000	2024	2.7%	50	885,000
2019	3.1%	77	1,109,000	2025	5.2%	131	1,110,000
2020	3.9%	133	1,537,000	2026	6.1%	178	1,830,000
2021	4.5%	119	1,301,000	Thereafter	60.8%	1,437	14,034,000

(1)	Based on the annual base rent of $527,667,000, which is the annualized base rent for all leases in place as of September 30, 2016.

(2)	As of September 30, 2016, the weighted average remaining lease term is 11.5 years.

(3)	Square feet.